FILE NO. 1829

AFCO

Premium Finance Agreement - Promissory Note

750 B Street, Suite 2400, San Diego, CA 92101
TEL. NOS. 619-209-5210 800-288-7920

(CHECK APPROPRIATE BOX)

[ ] PERSONAL

[X] COMMERCIAL

Page 1 of 3

Agent (Name and Address) 10361383	Insured (Name and Address as shown on the policy)
Aon Risk Services Central, Inc. Philadelphia Office Attn : Kim Vincent Aon - MSC# 17531 PO Box 7505 Forth Washington, PA 19034 215-255-2000	Leatt Corporation Attn : Lara-Jane Pretorius 26475 Summit Circle Santa Clarita, CA 91350 661-295-6688

A) Total Premiums	B) Down Payment	C) Amount Financed	D) Finance Charge	E) Total Payments
$903,592.38	$0.00	$903,592.38	$22,517.31	$926,109.69

F) Annual Percentage Rate	No. of Payments	Amount of Payments	First Installment Due	Installment Due Dates
4.950 %	11 (Monthly)	$84,191.79	11/01/2020	1st

SCHEDULE OF POLICIES

Policy Prefix and Numbers	Effective Date of Policy/Inst.	Name of Insurance Company and Name and Address of General or Policy Issuing Agent or Intermediary	Type of Coverage	Months Covered	Premium $
020720835	10/01/2020	Lexington Insurance Company R-T Specialty, LLC 1515 Market Street, Suite 1110 Philadelphia, PA 19102 USA	GL	12	325,000.00
		Fee	FEE	NRef	812.50
		Tax	TAX	Ref	9,750.00
		Policy Detail Continued...			

Security Agreement

(1) DEFINITIONS: The above named insured (the "Insured") is the borrower. AFCO Acceptance Corporation ("AFCO") is the lender to whom the debt is owed. "Insurance company" or "company", "insurance policy" or "policy" and "premium" refer to those items listed under the "Schedule of Policies". Singular words shall mean plural and vice-versa as may be required in order to give this Agreement meaning.
(2) PROMISE OF REPAYMENT: The insured (i) requests AFCO to pay the premiums in the Schedule of Policies, less the Down Payment and any installments paid prior to acceptance of this Agreement and (ii) promises to pay to AFCO the amount stated in Block E above, according to the Payment Schedule shown above, subject to the remaining terms of this Agreement. No additional authority, acts, approvals or licenses are or will be necessary as a prerequisite to the enforceability of this Agreement. AFCO may, at its option, pay loan proceeds to any agent, broker, general agent, managing general agent or insurer set forth herein. Payments to AFCO are deemed made only upon receipt in good funds. Checks are accepted, subject to collection.

INSURED AGREES TO ALL TERMS SET FORTH ON ALL PAGES OF THIS AGREEMENT AND ANY ADDENDA THERETO.

SIGNATURE OF INSURED(S) OR AUTHORIZED AGENT OF INSURED(S)	PRINT NAME	TITLE	DATE
	Mr Sean Macdonald	CEO	10/27/2020

AGENT OR BROKER REPRESENTATIONS

The undersigned warrants and agrees: (A) The policies are in full force and effect and the information in the Schedule of Policies has been verified and is correct. (B) The Insured authorized this transaction, recognizes the security interest assigned herein and has received a copy of this Agreement. (C) To hold in trust for AFCO any payments made or credited to the Insured through or to the undersigned, directly or indirectly, actually or constructively by any party and to pay the monies as well as any unearned commissions to AFCO promptly to satisfy the outstanding indebtedness of the Insured. (D) There are not and will not be any other liens given against the listed policies and the premiums are not and will not be financed by any other lender. (E) The policies comply with AFCO's eligibility requirements. (F) No audit or reporting form policies, policies subject to retrospective rating or minimum earned premium are included. The deposit or provisional premiums are not less than anticipated premiums to be earned for the full term of the policies. (G) The Insured can cancel the policies and the unearned premiums will be computed on the standard pro-rata table. (H) No proceeding(s) in bankruptcy, receivership, or insolvency have been instituted by or against the Insured. (I) All premiums shall be paid to the insurer(s). (J) No additional authority, acts, approvals or licenses are or will be necessary as a prerequisite to the enforceability of this Agreement. (K) AFCO will rely upon these representations in determining whether to accept this Agreement.

IF THERE ARE ANY EXCEPTIONS TO THE ABOVE STATEMENTS, THEY ARE LISTED BELOW:

THE UNDERSIGNED FURTHER WARRANTS THAT IT HAS COLLECTED THE DOWN PAYMENT AND ANY OTHER SUMS DUE AS REQUIRED BY THE AGREEMENT AND IS HOLDING SAME OR THEY ARE ATTACHED TO THIS AGREEMENT

SIGNATURE OF AGENT OR BROKER **TITLE** **DATE**

FOR INFORMATION CONTACT THE DEPARTMENT OF FINANCIAL INSTITUTIONS, STATE OF CALIFORNIA

CPFA-2(6/05) c.2005 Afco Acceptance Corp. QIV# 100001326585.004

AFCO

FILE NO. 1829

Premium Finance Agreement - Promissory Note

750 B Street, Suite 2400, San Diego, CA 92101
TEL. NOS. 619-209-5210 800-288-7920

(CHECK APPROPRIATE BOX)
☐ PERSONAL
☒ COMMERCIAL

Page 2 of 3

SCHEDULE OF POLICIES

Policy Prefix and Numbers	Effective Date of Policy/Inst.	Name of Insurance Company and Name and Address of General or Policy Issuing Agent or Intermediary	Type of Coverage	Months Covered	Premium $
080877989	10/01/2020	Lexington Insurance Company R-T Specialty, LLC 1515 Market Street, Suite 1110 Philadelphia, PA 19102 USA	XSLB	12	350,000.00
		Fee	FEE	NRef	875.00
		Tax	TAX	Ref	10,500.00
SEC102224	10/01/2020	Crum & Forster Specialty Insurance Company R-T Specialty, LLC 1515 Market Street, Suite 1110 Philadelphia, PA 19102 USA	XSLB	12	200,000.00
		Fee	FEE	NRef	650.38
		Tax	TAX	Ref	6,004.50

QIV# 100001326585.004

(3) SECURITY INTEREST AND POWER OF ATTORNEY: The Insured assigns and hereby gives a security interest to AFCO as collateral for the total amount payable in this Agreement and any other past, present or future extension(s) of credit: (a) any and all unearned premiums or dividends which may become payable for any reason under all insurance policies financed by AFCO, (b) loss payments which reduce the unearned premiums, subject to any mortgagee or loss payee interests and (c) any interest in any state guarantee fund relating to any financed policy. If any circumstances exist in which all premiums related to any policy could become fully earned in the event of any loss, AFCO shall be named a loss-payee with respect to such policy. AFCO at its option may enforce payment of this debt without recourse to the security given to AFCO. The Insured irrevocably appoints AFCO as its attorney in fact with full authority to (i) cancel all insurance financed by AFCO for the reason set forth in paragraph 12, whether pursuant to this or any other agreement, (ii) receive all sums hereby assigned to AFCO and (iii) execute and deliver on the Insured's behalf all documents, instruments of payment, forms and notices of any kind relating to the insurance in furtherance of this Agreement.

(4) WARRANTY OF ACCURACY: The Insured (i) warrants that all listed insurance policies have been issued to it and are in full force and effect and that it has not and will not assign any interest in the policies except for the interest of mortgagees and loss payees and (ii) authorizes AFCO to insert or correct on this Agreement, if omitted or incorrect, the insurer's name, the policy numbers, and the due date of the first installment and to correct any obvious errors. In the event of any such change, correction or insertion, AFCO will give the Insured written notice thereof.

(5) REPRESENTATION OF SOLVENCY: The Insured represents that it is not insolvent or the subject of any insolvency proceeding.

(6) ADDITIONAL PREMIUMS: The money paid by AFCO is only for the premium as determined at the time the insurance policy is issued. AFCO's payment shall not be applied by the insurance company to pay for any additional premiums owed by the Insured resulting from any type of misclassification of the risk. The Insured shall pay to the insurer any additional premiums or any other sums that become due for any reason. If AFCO assigns the same account number to any additional extension or extensions of credit, (i) this Agreement and any other agreement(s) identified by such account number shall be deemed to comprise a single and indivisible loan transaction, (ii) any default with respect to any component of such transaction shall be deemed a default with respect to all components of such transaction and (iii) any unearned premiums relating to any component of such transaction may be collected and applied by AFCO to the totality of such transaction.

(7) SPECIAL INSURANCE POLICIES: If the insurance policy is auditable or is a reporting form policy or is subject to retrospective rating, then the Insured promises to pay to the insurance company the earned premium computed in accordance with the policy provisions which is in excess of the amount of premium advanced by AFCO which the insurance company retains.

(8) NAMED INSURED: If the insurance policy provides that the first named insured in the policy shall be responsible for payment of premiums and shall act on behalf of all other insureds regarding the policy, then the same shall apply to this Agreement and the Insured represents that it is authorized to sign on behalf of all insureds. If not, then all insureds' names must be shown on this Agreement unless a separate agreement appoints an insured to act for the others.

(9) AGENT'S WARRANTIES: To induce AFCO to accept this Agreement, the person executing this Agreement, if not the Insured, warrants severally and as the duly authorized agent of the Insured, that he is the duly authorized agent of the Insured, appointed specifically to enter into this transaction on the Insured's behalf and that he can perform any act the Insured could or should perform with respect to this transaction.

(10) AGREEMENT BECOMES A CONTRACT: This Agreement becomes a binding contract when AFCO mails the Insured its acceptance and is not a contract until such time. The insured agrees that (i) this Agreement may be transmitted by facsimile, E-mail or other electronic means to AFCO, (ii) any such transmitted Agreement shall be deemed a fully enforceable duplicate original document and (iii) such Agreement, when accepted by AFCO, shall constitute a valid and enforceable contract.

(11) DEFAULT AND DISHONORED CHECK CHARGES: If the Insured is late in making a loan payment to AFCO by 10 or more days, the Insured will pay to AFCO a default charge of 5% of the delinquent installment, but will be at least $1. If a check is dishonored, the Insured will pay a dishonored check fee not to exceed $15.

(12) CANCELLATION: AFCO may cancel all insurance policies financed by AFCO after giving 10 days notice of its intent to do so and the full balance due to AFCO shall be immediately payable, if the Insured does not pay any installment according to the terms of this or any other agreement with AFCO. Payment of unearned premiums shall not be deemed to be payment of installments to AFCO, in full or in part.

(13) AGREED RATE OF CHARGE: The rate of charge for a loan not exceeding $2,499.99 computed from the earliest effective date of the insurance coverage shall not exceed:

(a) 2% per month on the part of the unpaid principal balance not exceeding $1,000; 1% per month of any remainder of such unpaid balance in excess of $1,000; or

(b) 1.6% per month of the unpaid principal balance.

All other rates of charge shall be agreed upon by the parties to the contract. All contracts shall be subject to a minimum charge of $25.00.

(14) MONEY RECEIVED AFTER NOTICE OF CANCELLATION: Any payments made to AFCO after mailing of AFCO's Notice of Cancellation may be credited to the Insured's account without affecting the acceleration of this Agreement and without any liability or obligation to request reinstatement of a canceled policy. Any money AFCO receives from an insurance company shall be credited to the amount due AFCO with any surplus paid over to whomever is entitled to the money. No refund of less than $1.00 shall be made. In the event that AFCO requests, on the Insured's behalf, reinstatement of the policy, such request does not guarantee that coverage will be reinstated.

(15) COLLECTION EXPENSE - ATTORNEY FEES: The Insured agrees to pay AFCO's collection expenses. If AFCO obtains a court judgment against the Insured, the Insured agrees to pay to AFCO court costs and reasonable attorney's fees as allowed by the court in the judgment.

(16) REFUND CREDITS: The Insured will receive a (i) refund credit of part of the finance charge if it voluntarily prepays the outstanding debt in full before the last installment due date according to Section 18629 of the Financial Code and (ii) refund credit of part of the finance charge if the maturity of the loan is accelerated for any reason according to Section 18642 of the Financial Code. The methods for computing these refund credits are stated below.

(a) Voluntary Prepayment - (i) If prepayment in full is made during the first three months and 15 days after the earliest insurance policy effective date as shown on the front of the contract, AFCO will compute a finance charge by multiplying the agreed rate of charge as stated at the end of this Agreement by the unpaid principal balances for the number of days from the earliest policy effective date to the date of prepayment in full. AFCO will apply each payment made by the Insured, first to finance charge and then to principal. AFCO will then subtract this actual finance charge from the finance charge shown in Box D of the contract to obtain the refund credit. (ii) If prepayment in full is made more than three months and 15 days after the earliest insurance policy effective date, the refund credit shall be computed by the Rule of 78s method.

(b) Acceleration of Maturity - If payment of the unpaid balance of the loan to AFCO is accelerated for any reason, AFCO shall make the same refund or credit as would be required if this loan contract was paid in full on the date of acceleration. Paragraph 16(a) states the method of computing the refund or credit. The unpaid balance remaining after subtracting the refund or credit shall be treated as the unpaid principal balance. The Insured agrees to pay AFCO interest on the unpaid principal balance, computed at the agreed rate of charge stated at the end of this Agreement, until AFCO is actually paid in full, notwithstanding any cancellation of coverage. If AFCO issues a Notice of Cancellation, AFCO may recalculate the total finance charge payable pursuant to this Agreement, and the Insured agrees to pay interest, on the Amount Financed set forth herein, from the first effective date of coverage, at the highest lawful rate of interest.

(17) INSURANCE AGENT OR BROKER: The insurance agent or broker named in this Agreement (the "Agent") is the Insured's agent, not AFCO's and AFCO is not legally bound by anything the agent or broker represents to the Insured orally or in writing. AFCO has not participated in the choice, placement, acquisition or underwriting of any financed insurance. Any disclosures made by the Agent are made in its capacity as the Insured's agent and AFCO makes no representations with respect to the accuracy of any such disclosures. Notwithstanding any breakdown of the Amount Financed by policy that the Agent may disclose, AFCO's security interest includes the totality of all gross unearned premiums in addition to any other collateral set forth in paragraph (3) and AFCO discloses only a single aggregate Amount Financed in Block C.

(18) NOT A CONDITION OF OBTAINING INSURANCE: This Agreement is not required as a condition for obtaining insurance coverage.

(19) SUCCESSORS AND ASSIGNS: All legal rights given to AFCO shall benefit AFCO's successors and assigns. The Insured will not assign this Agreement and/or the policies without AFCO's written consent except for the interest of mortgagees and loss payees.

(20) LIMITATION OF LIABILITY - CLAIMS AGAINST AFCO: The Insured hereby irrevocably waives and releases AFCO from any claims, lawsuits and causes of action which may be related to any prior loans and/or to any act or failure to act prior to the time that this Agreement becomes a binding contract, pursuant to paragraph 10. AFCO's liability for breach of any of the terms of this agreement or the wrongful exercise of any of its powers shall be limited to the amount of the principal balance outstanding, except in the event of willful misconduct. Any claims against AFCO shall be litigated exclusively in the Supreme Court of the State of New York, County of New York.

(21) DISCLOSURE: The insurance company or companies and their agents, any intermediaries and the insurance agent or broker named in this Agreement and their successors are authorized and directed to provide AFCO with full and complete information regarding all financed insurance policy or policies, including, without limitation, the status and calculation of unearned premiums.

(22) ENTIRE DOCUMENT - GOVERNING LAW - ENFORCEMENT VENUE: This document is the entire agreement between AFCO and the Insured and can only be changed in a writing signed by both parties except as stated in paragraph (4). The laws of the state of California will govern this Agreement unless otherwise stated. AFCO may, at its option, prosecute any action to enforce its rights hereunder in the Supreme Court of the State of New York, County of New York, and the Insured (i) waives any objection to such venue and (ii) will honor any order issued by or judgment entered in such Court.

(23) WAIVER OF SOVEREIGN IMMUNITY: The Insured hereby certifies that it is empowered to enter into this Agreement without any restrictions and that the individual signing it has been fully empowered to do so. To the extent that the Insured either possesses or claims sovereign immunity for any reason, such sovereign immunity is expressly waived and the Insured agrees to be subject to the jurisdiction of the laws and courts set forth in the preceding paragraphs.

CPFA-2 (6/05) c. AFCO Acceptance Corp. 2005

Aon Premium Finance LLC

Quotation

Leatt Corporation

Aon Risk Services Central, Inc. Forth Washington

Kim Vincent

The loan will be funded and serviced by: AFCO

Installment Plan Payment Terms	0% down and 11 payments

Total Cash Price	$903,592.38

Down Payment - due at contract signing	$0.00

Amount Financed	$903,592.38

Total Finance Charges	$22,517.31

Total of Payments	$926,109.69

Monthly Payment Amount	$84,191.79

Total Number of Monthly Payments	11

Payments are made in consecutive months

APR	4.950%

First Payment Due	November 01, 2020

Payments begin 30 days after effective date of policies unless otherwise stated or requested

Benefits of Premium Finance at a Glance

Investment opportunity and smarter use of capital

An installment facility allows capital to be used more effectively as the cash that would have been utilized to pay the premiums can be re-invested back into the business.

Cash Flow

Premium Finance eases cash flow as the premiums can be paid in structured monthly installments, thus easing the burden on immediate cash flow.

Alternate source of capital

Other sources of capital such as lines of credit or notes can be preserved. Existing cash assets do not have to be liquidated to pay insurance premiums

Ease of Use

This is a pre approved line of credit with no up front arrangement fees, interest rates are fixed for the period of the loan and documentation is straight forward

Earnings Disclosure
Approximately 1.112% of the Amount Financed and 50% of any late fees collected will be paid to Aon Premium Finance, LLC, (APF) a member of the Aon Group of Companies, for its services in connection with this premium finance proposal. The signed PFA shall signify consent to the compensation paid to APF.